UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 21, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2023, Digital Brands Group, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Sixth Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a one-for-twenty five (1-for-25) reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 (the “Common Stock”). The Reverse Stock Split was effective on August 22, 2023 at 12:01 am Eastern Time (the “Effective Time”).

At the Company’s 2023 special meeting of stockholders held on August 21, 2023 (the “Special Meeting”), the stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock, at a ratio within the range of 1-for-2.5 to 1-for-50 (the “Reverse Stock Split Proposal”), and the Company’s board of directors (the “Board”) approved a 1-for-25 reverse split ratio.

As a result of the Reverse Stock Split, at the Effective Time, every twenty-five (25) shares of the Company’s pre-Reverse Stock Split Common Stock was combined and automatically became one (1) share of Common Stock. The Company’s post-Reverse Stock Split Common Stock began trading on August 22, 2023 with a new CUSIP number of 25401N408. The Reverse Stock Split did not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

Also, at the Effective Time, the number of shares of Common Stock issuable upon exercise of warrants (including public warrants under the trading symbol “DBGIW”), preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split will be appropriately adjusted pursuant to their applicable terms for the Reverse Stock Split. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant will be increased, pursuant to their terms, in inverse proportion to the 1-for-25 split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of Common Stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Our transfer agent, VStock Transfer, LLC, is acting as paying agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock. Stockholders who hold their shares in brokerage accounts or in “street name” will not be required to take any action to effect the exchange of their shares.

A copy of the Certificate of Amendment of our Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 21, 2023, the Company held its Special Meeting, at which more than 33 1/3% of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting, which constituted a quorum for the transaction of business, was present or represented by proxy. Proxies for the Special Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation.

For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2023 and the Company’s amended definitive proxy statement filed with the SEC on July 21, 2023 (together, the “Proxy Statement”). As of June 28, 2023, the record date for the Special Meeting (the “Record Date”), there were 7,927,549 shares of Common Stock, 6,300 shares of series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), 1 share of series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”) and 5,761 shares of series C convertible preferred stock, par value $0.0001 per share (“Series C Preferred Stock”) issued and outstanding.

Holders of Series A Preferred Stock are entitled to one (1) vote for each share of Common Stock into which such Series A Preferred Stock may be converted, which was 677,419 shares. Holders of Series C Preferred Stock are entitled to one (1) vote for each share of Common Stock into which such Series C Preferred Stock may be converted, which was 8,034,867 shares. The holder of Series B Preferred Stock is entitled to 250,000,000 votes on the Reverse Stock Split Proposal, and if the share of Series B Preferred Stock is voted with regard to the Reverse Stock Split Proposal, then the share of Series B Preferred Stock will be voted, without further action by the holder, in the same proportion as the aggregate shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (excluding any shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock that are not voted), are voted on the Reverse Stock Split Proposal. The final votes on the proposals presented at the Special Meeting were as follows:

Proposal No.1: To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determined by the Company’s Board.

On July 17, 2023, the Delaware governor signed into law amendments to the Delaware General Corporation Law (“DGCL”), effective as of August 1, 2023 (the “August 2023 DGCL Amendments”), providing that the required stockholder vote for an amendment to a company’s certificate of incorporation effectuating a reverse stock split would be approved if the votes cast for such amendment exceeds the votes cast against such amendment, assuming the presence of a quorum and if the shares meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after such amendment becomes effective (the “New Vote Requirement”). As described in the Proxy Statement, the Board reserved the right to cause Proposal No.1 to be passed under the New Vote Requirement. Furthermore, the Board exercised its right and authorized the application of the New Vote Requirement to Proposal No.1 such that this proposal would be approved by a vote of the stockholders at the Special Meeting if the votes cast for such proposal exceeds the votes cast against such proposal.

Under the New Vote Requirement, abstentions had no effect on the approval of the proposal. Holders of shares of Common Stock, Series A Preferred Stock (voting on an as-converted to Common Stock basis) and Series C Preferred Stock (voting on an as-converted to Common Stock basis) were entitled to cast votes on this Proposal No.1. Since the New Vote Requirement was applied, the Series B Preferred Stock was not voted on Proposal No.1 at the Special Meeting. The proposal was approved under the New Vote Requirement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,339,318	942,378	2,946	N/A

Proposal No.2: To approve the postponement or adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No.1 or establish a quorum. The proposal required the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock, the Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and the Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,428,692	767,804	88,142	N/A

Item 7.01	Regulation FD Disclosure.

On August 21, 2023, the Company issued a press release announcing that it had filed the Certificate of Amendment with the Secretary of State of the State of Delaware and other matters related to the Reverse Stock Split. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on registration statements on Form S-8 (File No. 333-256261) on file with the SEC. SEC regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation filed on August 21, 2023
99.1	Press release dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: August 23, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer